Exhibit 10.1

AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT

This Amendment No. 1 to Loan and Security Agreement (“Amendment No. 1”) is executed by and between Doral Healthcare Finance, 10300 SW Greenburg Rd., Ste. 465, Portland, OR 97223, a division of Doral Money, Inc. (“Lender”); Zynex Billing and Consulting, LLC (“Zynex Billing and Consulting”); Zynex Europe, ApS (“Zynex Europe”); and Zynex Medical, Inc., Zynex, Inc., Zynex NeuroDiagnostics, Inc., and Zynex Monitoring Solutions Inc. (collectively, and jointly and severally, “Existing Borrower”) as of May 31, 2013, regardless of the date of signature.

Recitals

A.      Existing Borrower and Lender are parties to a Loan and Security Agreement, dated December 19, 2011 (the “Loan and Security Agreement”).

B.      Existing Borrower and Lender wish to add Zynex Billing and Consulting as an additional Borrower to the Loan and Security Agreement under the terms of this Amendment No. 1.

C.      Existing Borrower also wishes to amend the definition of Collateral in the Loan and Security Agreement so that the security interest granted to Lender under the Loan and Security Agreement includes not more than 65% of Existing Borrower’s or Zynex Billing and Consulting’s equity in any foreign subsidiary, including Zynex Europe.

D.      Lender has agreed to waive any Event of Default that resulted from the formation of Zynex Billing and Consulting.

E.      Lender also has agreed to waive any Event of Default that resulted from the formation of Zynex Europe so long as Existing Borrower, Zynex Billing and Consulting, and Zynex Europe comply with the money transfer restrictions to Zynex Europe as outlined in this Amendment No. 1.

Accordingly, the parties agree as follows:

Agreement

1.      Amendment. The Loan and Security Agreement is amended and  modified  in  the following respects:

a.    The definition of “Borrower” shall include, jointly and severally, Zynex Billing and Consulting.

b.    The following definitions are added to Section 1.1:

“ “Zynex Billing and Consulting, LLC” means Zynex Billing and Consulting, LLC, a limited liability company organized under the laws of the State of Colorado.”

“ “Zynex Europe, ApS” means Zynex Europe, ApS, a company organized under the laws of the country of Denmark.”

c.    The definition of “Collateral” is amended to read as follows:

“ “Collateral” means and includes all of Borrower’s now owned or hereafter acquired assets, whether tangible or intangible, including without limitation all of Borrower’s right, title, and interest in and to each of the following, wherever located and whether now existing or hereafter arising or acquired, including, without limitation, all of the following:

(a)	all Accounts;

(b)	all contract rights, including all Capitated Contract Rights and all proceeds therefrom;

(c)	all rights to payment for services rendered or work performed, but not yet billed;

(d)	all Patient Lists;

(e)	all inventory;

(f)	all equipment and fixtures;

(g)	all federal, state, and local tax refunds;

(h)	all general intangibles, including without limitation payment intangibles and software;

(i)	all Intellectual Property;

(j)	all Deposit Accounts, cash, drafts, certificates of deposit, and general and special deposits;

(k)	all investment property and financial assets (other than margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System);

(l)	all instruments;

(m)	all chattel paper, including, without limitation, electronic chattel paper;

(n)	all goods and all accessions thereto;

(o)	all documents;

(p)	all letter of credit rights;

(q)	all insurance and certificates of insurance pertaining to any and all items of Collateral;

(r)	all books and records;

(s)

all files, correspondence, computer programs, tapes, disks, and related data processing software and other media which contain information identifying or pertaining to any of the Collateral or any Account Debtor or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof;

(t)	all cash deposited with any Affiliate of Lender or with Doral Bank;

(u)	those commercial tort claims, if any, described on Schedule 1.1 hereto;

(v)	any and all products and replacements of the foregoing; and

(w)

all cash and non-cash proceeds of the foregoing (including, but not limited to, any claims to any items referred to in this definition and any claims against third parties for loss of, damage to, or destruction of any or all of the Collateral or for proceeds payable under or unearned premiums with respect to policies of insurance) in whatever form.

Notwithstanding the foregoing, Collateral shall include no more than 65% of equity having ordinary voting power in any foreign subsidiary of Borrower.”

d.Section 9.2 is amended and modified to read as follows:

“9.2    Prohibited Distributions and Payments, Etc. Borrower shall not, directly or indirectly, declare or make any Prohibited Distribution or Prohibited Payment, except, on the express condition that if there is no Default or Event of Default that has occurred or that would result therefrom, Borrower may make the following payments: (i) dividends or distributions declared, paid or made in favor of another Borrower or its subsidiaries, (ii) any purchase, redemption or retirement of equity interests of Borrower so long as the amount of such purchases, redemptions or retirements does not exceed $750,000 in the aggregate in any calendar year, (iii) payments with respect to any Permitted Acquisitions, (iv) payments for any earnout obligations incurred in connection with Permitted Acquisitions, (v) Borrower may make any Prohibited Distribution or Prohibited Payment pursuant to and in accordance with equity incentive plans or other benefit plans for directors, management or employees, and (vi) Borrower may transfer up to $100,000 in the aggregate in any calendar year to Zynex Europe, ApS.”

e.Section 9.5 is amended and modified to read as follows:

“9.5Loans. Borrower shall not make any loans or advances to or for the benefit of any officer, director, manager, shareholder, member, or partner of Borrower except advances for routine expense allowances in the ordinary course of business. Borrower shall not make or suffer to exist any loans or advances to or for the benefit of any Affiliate of Borrower, except for intercompany loans or advances to or for the benefit of another Borrower or its subsidiaries and Permitted Indebtedness. Notwithstanding the foregoing, Borrower shall not make any loans or advances to Zynex Europe, ApS that exceed $100,000 in the aggregate in any calendar year, and Zynex Europe, ApS shall not make any loans or advances to Borrower or any of its subsidiaries. Borrower shall not make any payment on any obligation owing to any officer, director, manager, shareholder, member, partner, or Affiliate of Borrower, except (i) payments of salary and payments to the holder of any Subordinated Indebtedness, if any, in accordance with the terms of the subordination agreement among such subordinated creditor, Borrower, and Lender or (ii) repayments of intercompany loans or advances with another Borrower or its subsidiaries permitted in this section 9.5.”

2.         Joinder. Zynex Billing and Consulting hereby agrees to be, jointly and severally, a Borrower under the Loan and Security Agreement, and shall abide by all of the terms applicable to the Borrower, except as follows: Zynex Billing and Consulting’s assets and liabilities (i) shall not be included in the Borrowing Base, and (ii) shall not be included or accounted for in the Borrowing Base Certificate.

3.         Distributions to Zynex Europe. Zynex Europe covenants and agrees that if Existing Borrower or Zynex Billing and Consulting attempts to transfer more than $100,000 in the aggregate in any calendar year to Zynex Europe, Zynex Europe shall reject the amount that is over $100,000 in the aggregate and immediately inform Lender of the attempted transfer.

4.         Waiver. Lender hereby waives, as of the date of formation, any Event of Default that resulted from the formation of Zynex Billing and Consulting or Zynex Europe. The waiver provided in this paragraph shall not, except as expressly set forth above, serve to otherwise waive, supplement or amend the Loan and Security Agreement, which Loan and Security Agreement with all other terms and conditions therein, shall, except as waived hereby, remain in full force and effect. The waiver provided in this paragraph shall not operate to waive any other existing or future defaults, potential defaults or Events of Default on the part of the Borrower, whether known or unknown to Lender. Under no circumstances shall this waiver entitle the Borrower to any other or further waiver in any similar or other circumstances.

5.         Grant of Security. Without limiting the generality of the effect of the joinder of Zynex Billing and Consulting as a Borrower in the preceding Section 2, to secure the payment and performance of the Obligations, Zynex Billing and Consulting hereby mortgages, pledges, and assigns to Lender, and as agent for its Affiliates, all of the Collateral and grants to Lender for itself, and as agent for its Affiliates, a security interest and Lien in and upon all Collateral owned by or in which Zynex Billing and Consulting has an interest.

6.         Amended Schedules 1.1 and 5.1. Attached is Amended Schedule 1.1 and Amended Schedule 5.1 under the Loan and Security Agreement, which includes Zynex Billing and Consulting’s information pursuant to its joinder under this Amendment No. 1. The attached Amended Schedule 1.1 and Amended Schedule 5.1 replace in their entirety initial Schedule 1.1 and initial Schedule 5.1 attached to the Loan and Security Agreement.

7.         Representations and Warranties. Zynex Billing and Consulting represents and warrants to Lender as follows:

a.

Organization;  Power;  Qualification. Zynex Billing and Consulting is duly organized, validly existing, and in good standing under the laws of its state of organization, and is authorized to do business in each state in which the nature of its properties or its activities requires such authorization, except where failure to be so authorized to do business would not reasonably be expected to result in a Material Adverse Change.

b.

Authorization; Enforceability.   Zynex Billing and Consulting has the power and authority to, and is duly authorized to, execute and deliver the Loan Documents to be executed by Zynex Billing and Consulting. All of the Loan Documents to which Zynex Billing and Consulting is a party constitute the legal, valid, and binding obligations of Zynex Billing and Consulting, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, or similar laws of general application relating to the enforcement of creditors’ rights generally.

c.

Subsidiaries; Ownership.Except as shown on Amended Schedule 5.1, Zynex Billing and Consulting does not have any subsidiaries. The membership interests of Zynex Billing and Consulting have been duly and validly issued and, if applicable, are fully paid and nonassessable.

d.

Conflicts.    Neither the execution and delivery of the Loan Documents, nor consummation of any of the transactions therein contemplated nor compliance with the terms and provisions thereof, will contravene any provision of law or any judgment, decree, license, order, or permit applicable to Zynex Billing and Consulting or will conflict with, or will result in any breach of, any agreement to which Zynex Billing and Consulting is a party or by which Zynex Billing and Consulting may be bound or subject, or violate any provision of the organizational documents of Zynex Billing and Consulting, except where such conflict or violation would not reasonably be expected to result in a Material Adverse Change.

e.

Consents, Governmental Approvals, Etc.No governmental approval nor any consent or approval of any third Person (other than those which have been obtained prior to the date hereof or where the failure to obtain such consent or approval would not reasonably be expected to result in a Material Adverse Change) is required in connection with the execution, delivery, and performance by Zynex Billing and Consulting of the Loan Documents. Zynex Billing and Consulting is in compliance with all applicable governmental approvals and all applicable laws, except where noncompliance would not reasonably be expected to result in a Material Adverse Change.

f.

Amended Schedule 5.1. Amended Schedule 5.1 is complete, correct, accurate, and does  not fail to state a material fact necessary for Lender  to  complete its due diligence with respect to Zynex Billing and Consulting.

g.

Title; Liens. Except for items described in Amended Schedule 5.1 and for Permitted Liens, all of the properties and assets of Zynex Billing and Consulting are free and clear of all Liens, and Zynex Billing and Consulting has good and marketable title to such properties and assets. Each Lien granted, or intended to be granted, by Zynex Billing and Consulting to Lender pursuant to the Loan Documents is a valid, enforceable, perfected, first priority Lien and security interest.

h.

Indebtedness and Guaranties. Set forth on Amended Schedule 5.1 is a complete and correct listing of all of Zynex Billing and Consulting’s (i) Indebtedness for Money Borrowed, and (ii) guaranties and other contingent obligations.

i.

Litigation, Suits, Actions, Etc. Except as disclosed on Amended Schedule 5.1, as of the date of this Amendment, no litigation, arbitration, governmental investigation, proceeding, or inquiry is pending or, to the knowledge of Zynex Billing and Consulting, threatened against Zynex Billing and Consulting or that could affect any of the Collateral.

j.

Tax Returns and Payments. All tax returns required to be filed by Zynex Billing and Consulting in any jurisdiction have been filed and all taxes (including property taxes) have been paid prior to the time that such taxes could give rise to any lien, except taxes that are being contested in good faith by appropriate proceedings and for which Zynex Billing and Consulting has (i) set aside on its books reserves in amounts no less than required by GAAP, and (ii) notified Lender of the amount of tax in dispute. Upon Lender’s request, Zynex Billing and Consulting will provide Lender with a written analysis of the method by which the reserve has been determined.

k.

Financial Condition. Zynex Billing and Consulting has delivered to Lender copies of Zynex Billing and Consulting’s unaudited consolidated statements of operations, members’ equity and cash flow. The financial statements submitted shall fairly present the financial condition of Zynex Billing and Consulting as of the respective dates and shall have been prepared in accordance with GAAP (except, with respect to the unaudited statements, for the presentation of footnotes and for applicable normal year-end audit adjustments). There is no Indebtedness of Zynex Billing and Consulting which is not reflected in the financial statements, and no event or circumstance has occurred since the date of the financial statements which has had or could result in a Material Adverse Change.

l.

ERISA. Neither Zynex Billing and Consulting nor any Related Company maintains or contributes to any Benefit Plan other than those listed on Amended Schedule 5.1. Further, (i) no Reportable Event (as defined in ERISA) has occurred  and  is continuing with respect to any Benefit Plan of Zynex Billing and Consulting that when taken together with all other such Reportable Events for which liability is reasonably expected by Zynex Billing and Consulting to occur would reasonably be expected to result in a Material Adverse Change,  and  (ii) the  PBGC  has  not instituted proceedings to terminate any Benefit Plan of Zynex Billing and Consulting. Zynex Billing and Consulting and each Related Company has satisfied the minimum funding standards under ERISA with respect to its Benefit Plans and is in  compliance in all material respects with the presently applicable provisions of ERISA and the Code, and has not incurred any liability to the PBGC or a Benefit Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

m.	Capitalization. Zynex Billing and Consulting’s membership interests are correctly listed on Amended Schedule 5.1.

n.	Defaults. No Default or Event of Default has occurred and is continuing.

o.	Payroll Taxes. Zynex Billing and Consulting has made all payroll tax deposits for all of its employees on or before the date when due.

p.

Solvency. Zynex Billing and Consulting is Solvent. No transfer of property is being made by Zynex Billing and Consulting and no obligation is being incurred by Zynex Billing and Consulting in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Zynex Billing and Consulting.

8.

Amendment Fee; Reimbursement of Expenses and Fees.  Borrower will  pay to Lender $3,000.00 for an amendment fee, plus all Expenses and Fees, including reasonable attorneys’ fees expended or incurred by Lender in connection with the negotiation and preparation of this Amendment No. 1 contemporaneously with the execution of this Amendment No. 1.

9.

Reaffirmation; Certification. Borrower hereby remakes all representations and warranties contained in the Loan and Security Agreement, as updated by Amended Schedule 5.1, and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment No. 1, except as specifically set forth herein, there exists no other Event of Default as defined in the Loan and Security Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

10.

Affirmation. Each Borrower (including without limitation, Zynex Billing and Consulting) reaffirms any and all of the Obligations owed by any of them to Lender under all of the Loan Documents, and each of them releases Bank of and from any and all claims, demands, damages, liabilities, obligations, actions arising out of, connected with or in any way related to any of the Loan Documents that may exist or have arisen, whether known or known, up to and including the date of this Amendment No. 1.

11.

No Other Changes. Except as specifically amended by this Amendment No. 1, all other terms and conditions of the Loan and Security Agreement shall remain in full force and effect, without waiver or modification. This Amendment No. 1 shall not, except as expressly set forth above, serve to otherwise waive, supplement or amend the Loan and Security Agreement, which Loan and Security Agreement with all other terms and conditions therein, shall, except as waived hereby, remain in full force and effect. This Amendment No. 1 represents the parties’ final and complete understanding of the amendments to the Loan and Security Agreement.

12.

Miscellaneous. This Amendment No. 1 may be executed in any number of counterparts, each of  which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Amendment No. 1. A facsimile or digital copy of  this Amendment No. 1 shall be deemed to be an original. Capitalized terms in this Amendment No. 1, not otherwise defined, shall have the meanings attributed to them in the Loan and Security Agreement.

[Signature page follows]

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY A LENDER CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE LENDER TO BE ENFORCEABLE.

DORAL HEALTHCARE FINANCE, a division of Doral Money, Inc. By: /S/Jennifer Sheasgreen Name: Jennifer Sheasgreen Title: Managing Director	ZYNEX MEDICAL, INC. By: /S/Anthony Scalese Name: Anthony Scalese Title: Chief Financial Officer
ZYNEX, INC. By: /S/Anthony Scalese Name: Anthony Scalese Title: Chief Financial Officer	ZYNEX NEURODIAGNOSTICS, INC. By: /S/Anthony Scalese Name: Anthony Scalese Title: Chief Financial Officer
ZYNEX MONITORING SOLUTIONS INC. By: /S/Anthony Scalese Name: Anthony Scalese Title: Chief Financial Officer	ZYNEX BILLING AND CONSULTING, LLC By: /S/Anthony Scalese Name: Title:
ZYNEX EUROPE, APS By: /S/Anthony Scalese Name: Anthony Scalese Title: Chief Financial Officer

Amended Schedule 1.1

Commercial Tort Claims

Borrower brought suit in District Court in Douglas County, Colorado, against James Fischer and Golden State Medical, Inc. alleging that they published defamatory statements of and concerning Borrower on an Internet website called InvestorsHub.com, and engaged in securities fraud. Borrower seeks unspecified damages to its reputation and market value of its publicly traded shares. The matter has not been set for trial. The main case is: Zynex v. Doe 1, Case No. 2011CV2401 (this is the main case). There is a related case to enforce an out of state subpoena, which is Zynex v. Doe 1, Case No. 2012CV457.

Amended Schedule5.1

Borrower Information, Liens, Indebtedness for Money Borrowed and Guaranties, Litigation, ERISA Benefit Plans

Borrower’s legal name:	Zynex, Inc. Zynex Medical, Inc. Zynex NeuroDiagnostics, Inc. Zynex Monitoring Solutions Inc. Zynex Billing and Consulting, LLC
Type of organization (e.g., corporation, partnership, limited liability company):

Zynex, Inc. – Corporation

Zynex Medical, Inc. – Corporation

Zynex NeuroDiagnostics, Inc. - Corporation Zynex Monitoring Solutions Inc. – Corporation

Zynex  Billing  and  Consulting,  LLC  –  Limited Liability Company

Trade names, fictitious names, assumed names, “doing business as” names, and other legal names used by Borrower in preceding six (6) years:	Stroke Recovery Systems (no longer used) Zynex Medical Holdings
Borrower’s state of incorporation or formation:	Zynex, Inc. – Nevada Zynex Medical, Inc. – Colorado Zynex NeuroDiagnostics, Inc. – Colorado Zynex Monitoring Solutions Inc. – Colorado Zynex Billing and Consulting, LLC – Colorado
Borrower’s taxpayer identification number:	Zynex, Inc. – 90-0214497 Zynex Medical, Inc. – 84-1451963 Zynex NeuroDiagnostics, Inc. – 27-2414415 Zynex Monitoring Solutions Inc. – 27-2414516 Zynex Billing and Consulting, LLC – 46-1094008
Jurisdictions in which Borrower is qualified to do business as a foreign entity:

Zynex, Inc. – None

Zynex Medical, Inc. – Alabama, Alaska, Arizona, California, Connecticut, Delaware, District of Columbia, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Kansas, Kentucky, Maine, Massachusetts, Michigan, Minnesota, Missouri, Nevada, New Hampshire, New Jersey, New York, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, Puerto Rico, Rhode Island, South Carolina, Texas, Utah, Virginia, Washington, West Virginia and Wyoming

Zynex NeuroDiagnostics, Inc. – None Zynex Monitoring Solutions Inc. – None

Zynex Billing and Consulting, LLC – None

Borrower’s federal employer identification number:	See tax identification numbers above.
Borrower’s subsidiaries and affiliates:

Zynex Medical, Inc. (subsidiary of Zynex, Inc.) Zynex NeuroDiagnostics, Inc. (subsidiary of Zynex, Inc.)

Zynex Monitoring Solutions Inc. (subsidiary of Zynex, Inc.)

Zynex Billing and Consulting, LLC (subsidiary of

Zynex, Inc.)

Zynex Europe, ApS (an Anpartsselskab (Denmark limited liability company) and a wholly-owned subsidiary of Zynex, Inc.)

Aggregate number of outstanding shares of capital stock/membership interests:

Zynex, Inc. – 31,148,234 outstanding shares of Common Stock, $0.001 par value; No shares of Preferred Stock outstanding (As of March 31, 2013)

Zynex Medical, Inc. – 1,000,000 outstanding shares of Common Stock, $0.000001 par value (100% owned by Zynex, Inc.)

Zynex NeuroDiagnostics, Inc. – 1,000,000 outstanding shares of Common Stock, no par value (100% owned by Zynex, Inc.)

Zynex Monitoring Solutions Inc. – 1,000,000 outstanding shares of Common Stock, no par value (100% owned by Zynex, Inc.)

Zynex Billing and Consulting, LLC – 100 outstanding units of membership interests (80% owned by Zynex, Inc.; 20% owned by Agnes Kilinski)

Liens against Borrower or any of Borrower’s assets (other than in favor of Doral Money, Inc.):

1.The following Uniform Commercial Code liens that exist on the assets of the Borrowers:

☐   Debtor: Zynex Medical, Inc.

Security Party: CIT Technology Financing Services, Inc.

State/UCC No./Filing Date:

Colorado/2008F044486/April 30, 2008

☐   Debtor: Zynex Medical, Inc.

Security Party: Wells Fargo Financial Leasing, Inc.

State/UCC No./Filing Date: Colorado/20132005506/January 17, 2013

☐   Debtor: Zynex, Inc.

Security Party: Xerox Corporation

State/UCC No./Filing Date: Nevada/201001250-9/May 18, 2010

☐ Debtor: Zynex, Inc. Security Party: Xerox Corporation State/UCC No./Filing Date: Nevada/2010028638-6/November 12, 2010

Borrower’s Fiscal Year-End	December 31
Borrower addresses for notices:	9990 Park Meadows Drive Lone Tree, CO 80124 Attention: Anthony Scalese Fax: (800) 495-6695 ascalese@zynexmed.com
Address of principal place of business or chief executive office of Borrower:	9990 Park Meadows Drive Lone Tree, CO 80124
Location of Borrower’s receivable files, Patient Lists, and books and records:	9990 Park Meadows Drive Lone Tree, CO 80124
List names, addresses, and states of incorporation or formation of all Subsidiaries:

Zynex Medical, Inc. – Colorado 9990 Park Meadows Drive

Lone Tree, CO 80124

Zynex Monitoring Solutions Inc. – Colorado 9990 Park Meadows Drive

Lone Tree, CO 80124

Zynex NeuroDiagnostics, Inc. – Colorado 9990 Park Meadows Drive

Lone Tree, CO 80124

Zynex Billing and Consulting, LLC – Colorado 9990 Park Meadows Drive

Lone Tree, CO 80124

Zynex Europe, ApS – Denmark

Faelledvej 1, Box 19 (BDO Seidman Office) DK-5100 Odense C, Denmark

Names and titles of Authorized Representative:

Zynex, Inc. – Thomas Sandgaard (President and Chief Executive Officer), Anthony Scalese (Chief Financial Officer)

Zynex Medical, Inc. – Thomas Sandgaard (President), Anthony Scalese (Chief Financial Officer)

Zynex NeuroDiagnostics, Inc. – Thomas Sandgaard (President), Anthony Scalese (Chief Financial Officer)

Zynex Monitoring Solutions Inc. – Thomas Sandgaard (President), Anthony Scalese (Chief Financial Officer)

Zynex Billing and Consulting, LLC – Thomas Sandgaard (Chief Executive Officer), Anthony Scalese (Chief Financial Officer), Agnes Kilinski (President)

Addresses of all operating facilities of Borrower:	9990 Park Meadows Drive Lone Tree, CO 80124

Names and addresses of all landlords for any office, facility, or building leased by Borrower:

Spiral Lone Tree LLC

6909 West Ray Road, Suite 9

Chandler, AZ 85663

Borrower intends to enter into a new lease for the same property with Public Service Credit Union, with address of:

c/o Cushman Wakefield PO Box 45258

San Francisco, CA 94145

Addresses of all locations of Collateral (if different or additional to above addresses):	9990 Park Meadows Drive Lone Tree, CO 80124 Note: Inventory is also held by numerous sales representatives in multiple locations/states
List of all of Borrower’s Intellectual Property (include all trademarks, patents, copyrights, service marks, and licenses):	Trademarks:
	☐	NEUROMOVE (trademark pending with USPTO – filed 9/29/2011 – Serial No. 85435694)
	☐	NEUROMOVE (Reg. No. 003146784, filed with EU-OHIM by Stroke Recovery Systems on 5/19/2005)
	☐	Zynex Medical (Reg. No. 3,005,711, filed with USPTO by Zynex Medical, Inc. on 10/11/2005)
	☐	Zynex (Reg. No. 3,167,369, filed with USPTO by Zynex, Inc. on 11/7/2006)
Service Marks:
	☐	TruWave
	☐	E-Wave
	☐	ValuTENS
	☐	ValuTENS II
	☐	IF 8000
	☐	IF 8100
	☐	NexWave
Copyrights:
	☐	Firmware used in Zynex products
	☐	Promotional and instructional materials relating to products
Patent:
	☐	Provisional patent for the development blood volume monitor
List all of Borrower’s Deposit Accounts (bank, account number, account name, authorized signers):	See attached Annex 1 (Bank Accounts) to Schedule 5.1.
Lockbox Account information:	See attached Annex 1 (Bank Accounts) to Schedule 5.1.

Name and Address of Borrower’s attorneys:	Perkins Coie LLP 1900 Sixteenth Street, Suite 1400 Denver, CO 80202 Attention: Jeffrey A. Beuche
Name and Address of Borrower’s accountants:	GHP Horwath, P.C. 1670 Broadway, Suite 3000 Denver, CO 80202
List all material contracts held by Borrower [For purposes of this response, list any agreement affecting the cash flow of Borrower’s business in an amount equal to or exceeding 0.25% of net annualized revenues]:	1.	Loan and Security Agreement, dated December 19, 2011, among Zynex, Inc., Zynex Medical, Inc., Zynex NueroDiagnostics, Inc., Zynex Monitoring Solutions Inc. and Doral Healthcare Finance.

	2.	Asset Purchase Agreement dated March 9, 2012 between Zynex NeuroDiagnostics, Inc., NeuroDyne Medical Corp. and Tahir Chaudry.

	3.	Premise Lease, dated November 12, 2009, between Zynex Medical, Inc. and Spiral Lone Tree, LLC.

	4.	Amended and Restated Employment Agreement, dated August 11, 2011, between Zynex, Inc. and Thomas Sandgaard.

	5.	Various employment agreements with consultants, independent contractors and sales representatives.

	6.	Various purchase orders payable by the Borrowers for inventory and other operating and fixed assets.

	7.	Lease Agreement, dated February 16, 2010, between Zynex Medical, Inc. and XEROX Corporation.

	8.	Lease Agreement, dated May 11, 2010, between Zynex Medical, Inc. and XEROX Corporation.

	9.	Lease Agreement, dated November 9, 2010, between Zynex Medical, Inc. and XEROX Corporation.

	10.	Employee health insurance plan with Anthem Blue Cross.

	11.	Premium Finance Agreement, dated December 1, 2010, between Zynex Medical, Inc. and Premium Financing Specialists Corp. (financing of D&O insurance) (agreement renewed as of December 1, 2012).

	12.	Lease Agreement, dated July 19, 2011, between Zynex, Inc. and Mercedes-Benz of Denver (Mercedes-Benz Financial Services USA LLC).

	13.	Lease Agreement, dated September 26, 2008, between Zynex Medical, Inc. and Pitney Bowes Global Financial Services (mail equipment).

	14.	Operating agreement for Zynex Billing and Consulting, LLC, dated November 19, 2012.

	15.	Management agreement between Zynex Billing and Consulting, LLC and Agnex Kilinski, dated November 19, 2012.

	16.	Purchase, supply and distribution agreement between Zynex NeuroDiagnostics Inc. and Neurovirtual USA Inc., dated March 12, 2013.

List all Indebtedness for Money Borrowed: all of Borrower’s (i) Indebtedness for Money Borrowed, and (ii) guaranties and other contingent obligations:	1.	Loan and Security Agreement, dated December 19, 2011, among Zynex, Inc., Zynex Medical, Inc., Zynex NueroDiagnostics, Inc., Zynex Monitoring Solutions Inc. and Doral Healthcare Finance.

	2.	Various purchase orders payable by the Borrowers for inventory and other operating and fixed assets.

	3.	Lease Agreement, dated February 16, 2010, between Zynex Medical, Inc. and XEROX Corporation.

	4.	Lease Agreement, dated May 11, 2010, between Zynex Medical, Inc. and XEROX Corporation.

	5.	Lease Agreement, dated November 9, 2010, between Zynex Medical, Inc. and XEROX Corporation.

	6.	Premium Finance Agreement, dated December 1, 2010, between Zynex Medical, Inc. and Premium Financing Specialists Corp. (financing of D&O insurance) (agreement renewed as of December 1, 2011).

	7.	Lease Agreement, dated July 19, 2011, between Zynex, Inc. and Mercedes-Benz of Denver (Mercedes-Benz Financial Services USA LLC).

	8.	Lease Agreement, dated September 26, 2008, between Zynex Medical, Inc. and Pitney Bowes Global Financial Services (mail equipment).

	9.	Line of Credit with Micro Center for the purchase of computer equipment.

	10.	Wells Fargo corporate credit card.

	11.	Purchase, supply and distribution agreement between Zynex NeuroDiagnostics Inc. and Neurovirtual USA Inc., dated March 12, 2013.
List all guaranties and other contingent obligations	Absolute Unconditional Lease Guaranty, dated
of Borrower:	November 12, 2009, between Zynex, Inc. and Spiral Lone Tree, LLC.

List all litigation, arbitrations, governmental investigations, proceedings, or inquiries pending or, to the knowledge of Borrower, existing or threatened against Borrower or that could affect any of the Collateral:

None.
List all ERISA Benefit Plans of Borrower and Related Companies:	Zynex Inc. 401(k) Plan
Notice of Medicare Audit

Borrower was notified April 2, 2013 that it will be subject to a Medicare Pre-Payment audit for HCPCS codes E0720 (2 lead TENS), E0730 (4 lead TENS), and E0731 (Conductive garment). The audit will be conducted by Noridian Administrative Services, the Durable Medical Equipment Medicare Administrative Contractor (DME MAC) for Jurisdiction D.

Annex 1 to Amended Schedule 5.1 Bank Accounts

Company:	Zynex Medical, Inc.
Bank:	Wells Fargo Bank, N.A.
Branch:	Highlands Ranch, CO
Type:	Payroll Account
Acct:	334-2745365
Authorized Signers:	Thomas Sandgaard, Anthony Scalese

Company:	Zynex Medical, Inc.
Bank:	Wells Fargo Bank, N.A.
Branch:	Highlands Ranch, CO
Type:	Commercial Checking
Acct:	798-6031040**
Authorized Signers:	Thomas Sandgaard, Anthony Scalese

Company:	Zynex Medical, Inc.
Bank:	Wells Fargo Bank, N.A.
Branch:	Highlands Ranch, CO
Type:	Savings
Acct:	798-6031057**
Authorized Signers:	Thomas Sandgaard, Anthony Scalese

Company:	Zynex Medical, Inc.
Bank:	Wells Fargo Bank, N.A.
Branch:	Portland Regional Commercial Bank Office
Type:	Commercial Checking - Lockbox
Acct:	4123111684**
Authorized Signers:	Thomas Sandgaard, Anthony Scalese

Company:	Zynex Medical, Inc.
Bank:	Wells Fargo Bank, N.A.
Branch:	Portland Regional Commercial Bank Office
Type:	Commercial Checking – Government Lockbox
Acct:	4121772420**
Authorized Signers:	Thomas Sandgaard, Anthony Scalese

Company:	Zynex Medical, Inc.
Bank:	Wells Fargo Bank, N.A.
Branch:	Portland Regional Commercial Bank Office
Type:	401(k) Account
Acct:	4123819963**
Authorized Signers:	Thomas Sandgaard, Anthony Scalese

Company:	Zynex NeuroDiagnostics, Inc.
Bank:	Wells Fargo Bank, N.A.
Branch:	Portland Regional Commercial Bank Office
Type:	Commercial Checking
Acct:	4122029762
Authorized Signers:	Thomas Sandgaard, Anthony Scalese

Company:	Zynex Monitoring Solutions Inc.
Bank:	Wells Fargo Bank, N.A.
Branch:	Portland Regional Commercial Bank Office
Type:	Commercial Checking
Acct:	4122029770
Authorized Signers:	Thomas Sandgaard, Anthony Scalese

Company:	Zynex NeuroDiagnostics, Inc.
Bank:	Wells Fargo Bank, N.A.
Branch:	Portland Regional Commercial Bank Office
Type:	Commercial Checking
Acct:	4125504324
Authorized Signers:	Thomas Sandgaard, Anthony Scalese

Company:	Zynex Billing and Consulting, LLC.
Bank:	Wells Fargo Bank, N.A.
Branch:	Portland Regional Commercial Bank Office
Type:	Commercial Checking
Acct:	4122398993
Authorized Signers:	Thomas Sandgaard, Anthony Scalese

** Subject to an account control agreement.